Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (No. 333-209488, and No. 333-221813) of our report dated February 27, 2018, with respect to the financial statements of Guardion Health Sciences, Inc. of December 31, 2017 and 2016 and for the years then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

February 27, 2018